Exhibit 99.1

CPI Card Group Inc. Reports Second Quarter and First Half 2020 Results

Date: August 5, 2020

Net Sales of $71.4 Million, Up 7% and 9% Year-over-Year in Second Quarter and First Half

Net Income of $0.1 Million, Down 93% Second Quarter Year-over-Year, and Up 265% in First Half

Adjusted EBITDA of $10.1 Million, Up 19% and 36% Year-over-Year in Second Quarter and First Half

Cash of $54 Million at Quarter End

Littleton, CO. August 5, 2020 -- CPI Card Group Inc. (OTCQX: PMTS; TSX: PMTS) (“CPI” or the “Company”) today reported financial results for the second quarter and the first half ended June 30, 2020.

“Our hearts go out to those impacted by the COVID-19 pandemic,” said Scott Scheirman, President and Chief Executive Officer of CPI. “Amid a highly challenging environment, I’m proud of the way our organization has demonstrated an unwavering commitment to the health and safety of our employees and the community. All of CPI’s facilities have been operating and continue to provide essential products and services to the financial services industry, including the production, personalization and fulfillment of debit, credit, and prepaid cards.”

Scheirman added, “Our results reflect the significant progress we have made executing against our strategic priorities, resulting in top-line growth of 7% year-over-year through unprecedented times. In the second quarter, we delivered strong net sales growth due to our differentiated products and solutions, such as our dual interface EMV® Second WaveTM product, our card made with recovered ocean-bound plastic. We continue to develop and launch innovative solutions. We announced with Visa the introduction of our Earthwise™ High Content Card, a more sustainable payment card made with up to 98 percent upcycled plastic. Additionally, we recently launched Spectrum by Card@Once®, expanding our Software-as-a-Service instant issuance solution to enable financial institutions to instantly issue debit and credit cards with vibrant, high-definition image quality.”

Scheirman continued, “We remain focused on being the partner of choice by providing market-leading quality products and customer service with a market-competitive business model.”

Second Quarter and First Half 2020 Financial Highlights

Net sales increased 7% and 9% year-over-year to $71.4 million and $145.3 million in the second quarter and first half, respectively. Second quarter and first half 2020 gross profit increased 3% and 11% year-over-year, respectively. Gross profit margins decreased to 32.4% in the second quarter of 2020, compared to 33.5% in the prior year period, primarily due to lower Prepaid Debit segment net sales and unfavorable cost absorption partially offset by increased gross profit margins in the Debit and Credit segment. Gross profit margins increased to 33.6% from 32.8% in the first half driven primarily by margin expansion in the Debit and Credit segment.

Second quarter and first half 2020 income from operations was $2.5 million and $10.2 million, respectively, compared with $10.1 million and $13.7 million in the second quarter and first half of

2019, respectively. During the second quarter of 2020, the Company recorded an estimated sales tax expense of $2.7 million and during the second quarter of 2019, the Company recognized a $6.0 million gain related to the cash settlement of litigation.

Second quarter 2020 net income was $0.1 million, or $0.01 per diluted share, a decline of 93% from net income of $1.5 million, or $0.14 per diluted share in the second quarter of 2019. For the year-to-date periods, net income was $2.5 million, or $0.22 per diluted share, in 2020 compared to a net loss of $1.5 million, or $0.14 loss per diluted share, in 2019, an increase of 265%.

Adjusted EBITDA increased 19% and 36% year-over-year to $10.1 million and $22.5 million in the second quarter and first half, respectively.

Second Quarter and First Half 2020 Segment Information

Debit and Credit:

Net sales increased 14% and 18% year-over-year to $58.3 million and $118.1 million in the second quarter and first half, respectively. Growth for the second quarter was driven primarily by continued strong demand for dual interface EMV® cards, including Second Wave™, increased CPI On-Demand™ sales and COVID-19 related wins of government disbursement work. This growth was partially offset by COVID-19 impacts including reduced volumes in card personalization stemming from fewer new accounts and replacement cards. Card@Once product sales were also impacted by the closure of certain bank branches or reduced hours of operation, due to governmental stay-at-home orders.

Prepaid Debit:

Net sales were down 15% and 14% year-over-year to $13.5 million and $28.1 million for the second quarter and first half, respectively. Second quarter results were impacted primarily by reduced sales volumes from COVID-19, due to lower retail store traffic resulting from governmental stay-at-home orders. For the first half, year-over-year comparisons were impacted by COVID-19 in the second quarter of 2020 and from first quarter 2019 benefits as we supported stronger demand due to industry regulatory changes.

Balance Sheet, Liquidity, and Cash Flow

As of June 30, 2020, cash and cash equivalents was $54.4 million. Cash provided by operating activities was $8.8 million and capital expenditures were $0.7 million in the second quarter of 2020, yielding Adjusted Free Cash Flow of $8.1 million. This compares with the second quarter of 2019, when cash provided by operating activities was $9.2 million inclusive of $6.0 million cash received from a litigation settlement, and capital expenditures of $0.5 million resulting in Adjusted Free Cash Flow of $2.7 million. In the second quarter of 2020, Adjusted Free Cash Flow increased $5.4 million year-over-year. For the first half, cash provided by operating activities was $12.0 million, capital expenditures were $1.6 million and Adjusted Free Cash Flow was $10.4 million.

Total long-term debt principal outstanding, comprised of the Company’s $30 million Senior Credit Facility and its $312.5 million First Lien Term Loan, was $342.5 million at June 30, 2020. Net of debt issuance costs and discount, total long-term debt was $334.8 million as of June 30, 2020. The Company’s Senior Credit Facility matures in May 2022 and the First Lien Term Loan matures in August 2022.

John Lowe, Chief Financial Officer of CPI, said, “Despite the ongoing COVID-19 pandemic and economic uncertainty, solid execution led to 7% year-over-year top-line growth and another quarter of positive Adjusted Free Cash Flow. As we continue to navigate economic uncertainty, we remain committed to our customer-centric approach and executing our strategic plan.”

Additional Investor Commentary

The Company has provided additional written commentary regarding its quarterly performance and other business matters. This earnings press release and additional written commentary are available at investor.cpicardgroup.com.

EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; sales tax liability; restructuring and other charges; loss on Revolving Credit Facility termination; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined computation in our First Lien Term Loan and Senior Credit Facility agreements, which generally conforms to the definition above, and impacts certain credit measures and covenants, including a covenant requiring the Company to have at least $25 million Adjusted EBITDA (as defined in our Senior Credit Facility) for the previous four consecutive fiscal quarters in total, at the end of each quarterly period ending on or after March 31, 2020. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA presented in this release, the measure as defined in our credit facilities may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations, adjusted for cash received from a litigation settlement gain in the second quarter of 2019. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization, and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this earnings release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook,” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or other events may vary materially from those described herein. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply-chain, customer demand, workforce, operations and ability to comply with certain covenants in our credit facilities; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state retailers, and challenges to our income tax positions; the restrictive terms of our credit facilities and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security, including with respect to possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to so comply; interruptions in our operations, including our IT systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality, materials and process; a disruption or other failure in our supply chain; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; failure to meet the continued listing standards of the Toronto Stock Exchange or the rules of the OTCQX® Best Market; a continued decrease in the value of our common stock combined with our common stock no longer being traded on a United States national securities exchange, which may prevent investors or potential investors from investing or achieving a meaningful degree of liquidity; developing technologies that make our existing technology solutions and products obsolete or less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the Payment Card Industry (“PCI”) Security Standards Council security standards or other industry standards; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on, or slow-downs or interruptions in our ability to obtain, goods imported into the United States; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the controlling stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our largest stockholder; and other risks that are described in Part I, Item 1A – Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2020, Part II, Item 1A – Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and filed with the SEC on August 5, 2020, and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Unaudited for the three and six months ended June 30, 2020 and 2019

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of June 30, 2020 and December 31, 2019

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2020 and 2019

Exhibit D	Segment Summary Information – Unaudited for the three and six months ended June 30, 2020 and 2019

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2020 and 2019

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales:
Products	$39,077	$33,125	$81,578	$65,882
Services	32,301	33,776	63,769	67,885
Total net sales	71,378	66,901	145,347	133,767
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	25,911	22,098	52,290	43,587
Services (exclusive of depreciation and amortization shown below)	19,666	19,647	38,853	40,813
Depreciation and amortization	2,649	2,775	5,342	5,465
Total cost of sales	48,226	44,520	96,485	89,865
Gross profit	23,152	22,381	48,862	43,902
Operating expenses, net:
Selling, general and administrative (exclusive of depreciation and amortization shown below) (1)	19,141	16,792	35,683	33,210
Depreciation and amortization	1,505	1,493	2,990	3,026
Litigation settlement gain	—	(6,000)	—	(6,000)
Total operating expenses, net	20,646	12,285	38,673	30,236
Income from operations	2,506	10,096	10,189	13,666
Other expense, net:
Interest, net	(6,772)	(6,438)	(12,860)	(12,762)
Foreign currency (loss)	(25)	(1,321)	(33)	(1,280)
Other (expense) income, net	(7)	(8)	(94)	11
Total other expense, net	(6,804)	(7,767)	(12,987)	(14,031)
(Loss) income from continuing operations before income taxes	(4,298)	2,329	(2,798)	(365)
Income tax benefit (expense)	4,414	(777)	5,357	(1,180)
Net income (loss) from continuing operations	116	1,552	2,559	(1,545)
Net (loss) income from discontinued operation, net of tax	(4)	(30)	(30)	12
Net income (loss)	$112	$1,522	$2,529	$(1,533)

Basic net income (loss) per share from continuing operations:	$0.01	$0.14	$0.23	$(0.14)
Diluted net income (loss) per share from continuing operations:	0.01	0.14	0.23	(0.14)

Basic net income (loss) per share:	$0.01	$0.14	$0.23	$(0.14)
Diluted net income (loss) per share:	0.01	0.14	0.22	(0.14)

Basic weighted-average shares outstanding:	11,229,819	11,178,462	11,227,160	11,169,468
Diluted weighted-average shares outstanding:	11,233,852	11,242,225	11,242,272	11,169,468

Comprehensive income (loss):
Net income (loss)	$112	$1,522	$2,529	$(1,533)
Currency translation adjustment	—	—	—	31
Reclassification adjustment to foreign currency loss	—	1,329	—	1,329
Total comprehensive income (loss)	$112	$2,851	$2,529	$(173)

(1) Includes an estimated sales tax expense of $2.7 million recorded during the second quarter of 2020.

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	June 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$54,445	$18,682
Accounts receivable, net of allowances of $281 and $395, respectively	45,317	42,832
Inventories	18,895	20,192
Prepaid expenses and other current assets	4,172	6,345
Income taxes receivable	9,404	4,164
Total current assets	132,233	92,215
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	37,558	42,088
Intangible assets, net	28,504	30,802
Goodwill	47,150	47,150
Other assets	1,059	1,232
Total assets	$246,504	$213,487
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$15,042	$16,482
Accrued expenses	28,718	22,820
Deferred revenue and customer deposits	1,097	468
Total current liabilities	44,857	39,770
Long-term debt	334,819	307,778
Deferred income taxes	6,924	6,896
Other long-term liabilities	9,757	11,478
Total liabilities	396,357	365,922
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at June 30, 2020 and December 31, 2019	-	-
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,229,819 and 11,224,191 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	11	11
Capital deficiency	(111,935)	(111,988)
Accumulated loss	(37,929)	(40,458)
Total stockholders’ deficit	(149,853)	(152,435)
Total liabilities and stockholders’ deficit	$246,504	$213,487

EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net income (loss)	$2,529	$(1,533)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (income) from discontinued operation	30	(12)
Depreciation and amortization expense	8,332	8,491
Stock-based compensation expense	59	308
Amortization of debt issuance costs and debt discount	1,565	979
Deferred income taxes	28	593
Reclassification adjustment to foreign currency loss	—	1,329
Other, net	1,289	(190)
Changes in operating assets and liabilities:
Accounts receivable	(2,381)	66
Inventories	259	(5,028)
Prepaid expenses and other assets	1,136	1,593
Income taxes receivable, net	(5,239)	228
Accounts payable	(1,660)	(1,042)
Accrued expenses	5,686	(6,249)
Deferred revenue and customer deposits	629	(564)
Other liabilities	(216)	74
Cash provided by (used in) operating activities - continuing operations	12,046	(957)
Cash provided by (used in) operating activities - discontinued operation	(30)	12
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(1,644)	(2,686)
Cash received for sale of Canadian subsidiary	—	1,451
Cash used in investing activities - continuing operations	(1,644)	(1,235)
Financing activities
Proceeds from Senior Credit Facility, net of discount	29,100	—
Debt issuance costs	(2,507)	—
Proceeds from Revolving Credit Facility	—	11,500
Payments on Revolving Credit Facility	—	(11,500)
Payments on finance lease obligations	(1,181)	(663)
Cash provided by (used in) financing activities	25,412	(663)
Effect of exchange rates on cash	(21)	36
Net increase (decrease) in cash and cash equivalents	35,763	(2,807)
Cash and cash equivalents, beginning of period	18,682	20,291
Cash and cash equivalents, end of period	$54,445	$17,484
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$11,519	$11,660
Income taxes	$16	$340
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$141	$8,533
Financing leases	$763	$3,366
Accounts payable, and accrued expenses for acquisitions of plant, equipment and leasehold improvements	$528	$841

EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Six Months Ended June 30, 2020 and June 30, 2019
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended June 30,
	2020	2019	$ Change	% Change
Net sales by segment:
Debit and Credit	$58,306	$51,086	$7,220	14.1%
Prepaid Debit	13,536	15,966	(2,430)	(15.2)%
Other	—	—	—	-%
Eliminations	(464)	(151)	(313)	* %
Total	$71,378	$66,901	$4,477	6.7%

* Calculation not meaningful

	Six Months Ended June 30,
	2020	2019	$ Change	% Change
Net sales by segment:
Debit and Credit	$118,145	$100,015	$18,130	18.1%
Prepaid Debit	28,076	32,710	(4,634)	(14.2)%
Other	—	1,679	(1,679)	(100.0)%
Eliminations	(874)	(637)	(237)	* %
Total	$145,347	$133,767	$11,580	8.7%

* Calculation not meaningful

Gross Profit
	Three Months Ended June 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$18,615	31.9%	$15,872	31.1%	$2,743	17.3%
Prepaid Debit	4,537	33.5%	6,509	40.8%	(1,972)	(30.3)%
Other	—	-%	—	-%	—	* %
Total	$23,152	32.4%	$22,381	33.5%	$771	3.4%

* Calculation not meaningful

	Six Months Ended June 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$39,085	33.1%	$31,144	31.1%	$7,941	25.5%
Prepaid Debit	9,777	34.8%	12,855	39.3%	(3,078)	(23.9)%
Other	—	-%	(97)	* %	97	* %
Total	$48,862	33.6%	$43,902	32.8%	$4,960	11.3%

* Calculation not meaningful

Income from Operations
	Three Months Ended June 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$8,238	14.1%	$7,985	15.6%	$253	3.2%
Prepaid Debit	3,434	25.4%	5,374	33.7%	(1,940)	(36.1)%
Other	(9,166)	* %	(3,263)	* %	(5,903)	(180.9)%
Total	$2,506	3.5%	$10,096	15.1%	$(7,590)	(75.2)%

* Calculation not meaningful

	Six Months Ended June 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$20,897	17.7%	$15,761	15.8%	$5,136	32.6%
Prepaid Debit	7,550	26.9%	10,690	32.7%	(3,140)	(29.4)%
Other	(18,258)	* %	(12,785)	* %	(5,473)	(42.8)%
Total	$10,189	7.0%	$13,666	10.2%	$(3,477)	(25.4)%
* Calculation not meaningful

EBITDA	Three Months Ended June 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$10,593	18.2%	$10,590	20.7%	$3	0.0%
Prepaid Debit	3,982	29.4%	5,880	36.8%	(1,898)	(32.3)%
Other	(7,947)	* %	(3,435)	* %	(4,512)	(131.4)%
Total	$6,628	9.3%	$13,035	19.5%	$(6,407)	(49.2)%

* Calculation not meaningful

	Six Months Ended June 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$25,673	21.7%	$20,970	21.0%	$4,703	22.4%
Prepaid Debit	8,642	30.8%	11,659	35.6%	(3,017)	(25.9)%
Other	(15,921)	* %	(11,741)	* %	(4,180)	(35.6)%
Total	$18,394	12.7%	$20,888	15.6%	$(2,494)	(11.9)%
* Calculation not meaningful

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended June 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$8,238	$3,434	$(9,166)	$2,506
Depreciation and amortization	2,391	549	1,214	4,154
Other (expenses) income	(36)	(1)	5	(32)
EBITDA	$10,593	$3,982	$(7,947)	$6,628

	Three Months Ended June 30, 2019
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$7,985	$5,374	$(3,263)	$10,096
Depreciation and amortization	2,613	525	1,130	4,268
Other (expenses) income	(8)	(19)	(1,302)	(1,329)
EBITDA	$10,590	$5,880	$(3,435)	$13,035

	Six Months Ended June 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$20,897	$7,550	$(18,258)	$10,189
Depreciation and amortization	4,822	1,097	2,413	8,332
Other (expenses) income	(46)	(5)	(76)	(127)
EBITDA	$25,673	$8,642	$(15,921)	$18,394

	Six Months Ended June 30, 2019
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$15,761	$10,690	$(12,785)	$13,666
Depreciation and amortization	5,217	988	2,286	8,491
Other (expenses) income	(8)	(19)	(1,242)	(1,269)
EBITDA	$20,970	$11,659	$(11,741)	$20,888

EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net income (loss) from continuing operations (GAAP) to EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations	$116	$1,552	$2,559	$(1,545)
Interest expense, net	6,772	6,438	12,860	12,762
Income tax expense (benefit)	(4,414)	777	(5,357)	1,180
Depreciation and amortization	4,154	4,268	8,332	8,491
EBITDA	$6,628	$13,035	$18,394	$20,888

Adjustments to EBITDA:
Stock-based compensation expense	18	161	59	308
Litigation and related charges (1)	—	8	—	28
Sales tax liability (2)	2,700	—	2,700	—
Restructuring and other charges (3)	762	—	1,229	—
Loss on Revolving Credit Facility termination (4)	—	—	92	—
Litigation settlement gain (5)	—	(6,000)	—	(6,000)
Foreign currency loss (6)	25	1,321	33	1,280
Subtotal of adjustments to EBITDA	3,505	(4,510)	4,113	(4,384)
Adjusted EBITDA	$10,133	$8,525	$22,507	$16,504
Adjusted EBITDA margin (% of net sales)	14.2%	12.7%	15.5%	12.3%
Adjusted EBITDA growth (% Change 2020 vs. 2019)	18.9%		36.4%
Net income (loss) (% Change 2020 vs. 2019)	(92.6)%		265.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of cash provided by (used in) operating activities - continuing operations (GAAP) to Adjusted Free Cash Flow:
Cash provided by (used in) operating activities - continuing operations	$8,842	$9,239	$12,046	$(957)
Acquisitions of plant, equipment and leasehold improvements	(706)	(540)	(1,644)	(2,686)
Cash received from litigation settlement (5)	—	(6,000)	—	(6,000)
Adjusted free cash flow - continuing operations	$8,136	$2,699	$10,402	$(9,643)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents net legal costs incurred with certain patent and shareholder litigation.
(2)	The Company is in the process of evaluating and finalizing a state sales tax liability analysis for states in which it has economic nexus, and collecting exemption documentation from its customers. It is probable that the Company will be subject to sales tax liabilities plus interest in certain states and therefore estimated a sales tax liability of $2.7 million that was expensed in the second quarter of 2020.
(3)	Represents restructuring severance charges in 2020.
(4)	The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.
(5)	During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.
(6)	Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company’s Canadian subsidiary during the second quarter 2019.